Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2009, relating to the financial statements of Dean Foods Company and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, in 2007, and the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R), in 2006), financial statement schedule, and the effectiveness of Dean Foods Company and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Dean Foods Company and subsidiaries for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas August 31, 2009